Exhibit 99.1

Exactus Acquires Hemp Healthy® Online Consumer
and Healthcare Practitioner Brand with Full Traceability

Exactus Inc., to Introduce New CBD Products via www.buyhempcbd.com and Establish Platform as an Industry Leading Resource
 for Professionals and Consumers

Delray Beach, Florida, March 25, 2019/GLOBE NEWSWIRE - Exactus Inc. (OTCQB:EXDI / OTCQB:EXDID), a healthcare company pursuing opportunities in Hemp derived Cannabidiol (CBD) products announced today it has agreed to acquire Hemp Healthy®, including www.buyhempcbd.com, where consumers can purchase a wide range of tinctures, topical lotions, creams and gel caps.

When visiting buyhempcbd.com, consumers can view the independent laboratory test results detailing the purity, cannabinoid, and terpene content of each product allowing for full traceability of all products. This data provides valuable information for patients, medical practitioners, and consumers about transparency and the quality of ingredients in Hemp Healthy products they consume.

Philip J. Young, CEO of Exactus, stated: “The Hemp Healthy brand was built off of transparency and quality which was paramount in our decision to acquire them as we continue our mission to become the most trusted name in the CBD marketplace.”

With the acquisition of Hemp Healthy, Exactus plans to introduce and launch additional CBD products in 2019. Hemp Healthy will continue to serve as an information resource and leader in the CBD market place by setting the industry standards on transparency and quality with every product. Additionally, the Hemp Healthy platform also offers a sales affiliate program for medical professionals and social influencers with more information available at buyhempcbd.com/affiliate.

“We believe that medical practitioners play an important role in educating patients on CBD.” added Philip J. Young, CEO of Exactus. “While we await more information from scientific studies and potential FDA regulation, we encourage those interested in learning about CBD to visit buyhempcbd.com and educate themselves with our resources.”

Exactus recently announced that it had placed its first million-dollar product request from its partner and largest shareholder Ceed2Med.  The availability of the tinctures, gel caps and topical lotions puts the company in a strong position to supply the demand generated from the Hemp Healthy platform.  In addition, the availability of the remaining amount of the annual 2,500-kilogram product guarantee combined with the recently announced Exactus One World, 200 acre, Oregon farm ensures Exactus the quantity, quality controls and capabilities sufficient to ensure product availability through 2020.

For information about Exactus, their products and availability, please call 804-205-5036 or email cbd@exactusinc.com. For more information about Hemp Healthy, or to purchase products, visit www.buycbd.com.

About Exactus:
Exactus, Inc., is a healthcare company pursuing opportunities in two distinct business segments. The company is engaged in producing industrial hemp from farms in Oregon and plans to extract and manufacture directly through cGMP facilities. Industrial hemp is a type of cannabis, defined by the federal government as having THC (tetrahydrocannabinol) content of 0.3% or less. That amount has not been shown to make a person feel "high." THC is the psychoactive compound found in cannabis. The Company also has been pursuing businesses in point of care diagnostics.

Investor Notice
Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks, uncertainties and forward-looking statements described under "Risk Factors" in Item 1A of our most recent Form 10-K for the fiscal year ended December 31, 2017 filed with the Securities and Exchange Commission (the "SEC") on April 2, 2018 and under the heading “Risk Factors” in our subsequently filed Current Reports on Form 8-K filed with the SEC, and in our other filings and reports with the SEC.  If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose part or all of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. In addition, our past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in the future. See "Safe Harbor" below.

Safe Harbor - Forward Looking Statements
The information provided in this press release may include forward-looking statements relating to future events or the future financial performance of the Company. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as "anticipates," "plans," "expects," "intends," "will," "potential," "hope" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release relating to the Company may be found in the Company's periodic and current filings with the SEC, including the factors described in the sections entitled "Risk Factors", copies of which may be obtained from the SEC's website at www.sec.gov. The Company does not undertake any obligation to update forward-looking statements contained in this press release.

For more information:
Company Contact:
Andrew Johnson
509.999.9696
ir@exactusinc.com

SOURCE: Exactus Inc.